Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to us as “the Fund’s former independent registered public accounting firm” under the caption “Financial Highlights” in the Prospectus dated January 28, 2011 of Invesco Prime Income Trust and “the predecessor fund’s auditor” under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated January 28, 2011, which are incorporated by reference into the Proxy Statement/Prospectus dated February 11, 2011 included in this Registration Statement on Form N-14 (the “Registration Statement”) of the Invesco Van Kampen Senior Loan Fund (the “Registrant”).
We also consent to the reference to our report dated November 25, 2009, relating to the financial statements and financial highlights of Morgan Stanley Prime Income Trust for the year ended September 30, 2009, which reference appears in the audited annual financial statements of Invesco Prime Income Trust dated September 30, 2010 that are incorporated by reference in the Statement of Additional Information dated February 11, 2011 included in the Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
February 14, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us as “the Fund’s former independent registered public accounting firm” under the caption “Financial Highlights” in the Prospectus dated November 29, 2010 of the Invesco Van Kampen Senior Loan Fund (the “Fund”), which is incorporated by reference into the Proxy Statement/Prospectus included in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (File No. 333-171398) (the “Registration Statement”) of the Invesco Van Kampen Senior Loan Fund.
We also consent to the reference of our report dated September 22, 2009, relating to the statement of changes in net assets and financial highlights of Van Kampen Senior Loan Fund for the year ended July 31, 2009, which reference appears in the audited financial statements dated July 31, 2010 of the Invesco Van Kampen Senior Loan Fund that are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 11, 2011